Exhibit 99.1

CONTANGO OIL & GAS COMPANY

CRIMSON EXPLORATION INC.

NEWS RELEASE

Contango and Crimson Announce Effectiveness of Registration Statement on Form S-4 and Schedule Special Shareholder Meetings

AUGUST 23, 2013 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) and Crimson Exploration Inc. (NasdaqGM: CXPO) jointly announced today that the registration statement on Form S-4 and related joint proxy statement regarding their proposed merger has been declared effective by the Securities and Exchange Commission (the “SEC”). Each company will hold a special meeting on Tuesday, October 1, 2013, to approve matters relating to the proposed merger between the two companies.

Shareholders of record at the close of business on August 20, 2013 will be mailed the joint proxy statement in connection with the proposed merger and will be entitled to vote at the respective company’s special shareholder meeting. The joint proxy statement will be mailed to shareholders of both companies on or about August 26, 2013.

The parties currently expect to complete the merger promptly following approval by the Crimson and Contango shareholders, subject to customary closing conditions.

Contango shareholders are invited to attend its special meeting at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098 on October 1 at 9:30 a.m., local time.

Crimson shareholders are invited to attend its special meeting at its offices at 717 Texas Avenue, Suite 2900, Houston, TX, 77002 on October 1 at 9:30 a.m., local time.

About Contango

Contango is a Houston-based, independent natural gas and oil company. Contango’s business is to explore, develop, produce and acquire natural gas and oil properties onshore and offshore in the shallow waters of the Gulf of Mexico. Additional information can be found on its web page at www.contango.com.

About Crimson

Crimson is a Houston, Texas based independent energy company engaged in the exploitation, exploration, development and acquisition of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States. Additional information on Crimson is available on Crimson’s website at www.crimsonexploration.com.

Forward-Looking Statements

This press release contains forward-looking statements concerning the proposed transaction between Contango and Crimson, the expected timetable for completing the proposed transaction, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance. Forward-looking statements are all statements other than statements of historical facts, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negatives of such terms, or other comparable terminology. In addition, forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, dated as of April 29, 2013 between Contango and Crimson (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against Contango or Crimson and others following announcement of the Merger Agreement; (3) the inability to complete the merger transaction between Contango and Crimson (the “Merger”) due to the failure to satisfy the conditions to the Merger, including obtaining the affirmative vote of at least a majority of the votes cast by the holders of Contango’s outstanding shares of common stock entitled to vote on the approval of issuance of shares of Contango common stock and at least a majority of the votes cast by the holders of Crimson’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the Merger; (5) the ability to recognize the benefits of the Merger; (6) legislative, regulatory and economic developments; and (7) other factors described in Contango’s and Crimson’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the ability of Contango or Crimson to control or predict. Neither Contango nor Crimson can give any assurance that the conditions to the Merger will be satisfied. Except as required by law, neither Contango nor Crimson undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Each of Contango and Crimson disclaims any responsibility for updating the information contained in this filing beyond the published date, or for changes made to this document by wire services or Internet service providers.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed Merger will be submitted to the stockholders of both companies for their consideration. Contango filed with the SEC a registration statement on Form S-4 that constitutes a preliminary prospectus of Contango that also includes a joint proxy statement for each of Contango and Crimson. The registration statement was declared effective by the SEC on August 22, 2013. INVESTORS AND SECURITY HOLDERS OF CONTANGO, CRIMSON AND OTHER INVESTORS ARE ADVISED TO READ THE PROSPECTUS AND PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive joint proxy statements and prospectus will be mailed to stockholders of Contango and of Crimson on or about August 26, 2013. Investors and security holders may obtain a free copy of the definitive joint proxy statement and prospectus and other documents filed by Contango and Crimson with the SEC, at the SEC’s web site at http://www.sec.gov. You may also obtain these documents by contacting Contango’s Investor Relations department at 713.960.1901, or at www.contango.com/merger or contacting Crimson’s Investor Relations department at 713.236.7571 or www.crimsonexploration.com/merger.

Participants in Solicitation

Contango and Crimson and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Contango’s directors and executive officers is available in Contango’s proxy statement dated October 12, 2012, for its 2012 Annual Meeting of Stockholders. Information about Crimson’s directors and executive officers is available in Crimson’s proxy statement dated April 3, 2013 for its 2013 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus described above. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Contango or Crimson using the sources indicated above.

Contango Oil & Gas Company	For information, contact:
3700 Buffalo Speedway, Suite 960	Sergio Castro
Houston, Texas 77098	(713) 960-1901
www.contango.com

Crimson Exploration Inc.	For information, contact:
717 Texas Avenue, Suite 2900	E. Joseph Grady
Houston, Texas 77002	(713) 234-7400
www.crimsonexploration.com